JENNISON SMALL COMPANY FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


May 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


Re: Jennison Small Company Fund, Inc. (the Fund)
File No. 811-03084


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the period ended
March 31, 2007. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of May 2007.


Jennison Small Company Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher			Jonathan D. Shain
           					Assistant Secretary